Exhibit 107
CALCULATION OF FILING FEE TABLES
S-3
(Form Type)

Processa Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	1	Equity	Common Stock, $0.0001 par value per share	457(a)	306,574,202	$1.52	$465,992,787.04	0.000087	$ 40,541.38
Fees Previously Paid		—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities		—	—	—	—		—		—	—	—	—	—
	Total Offering Amounts						$ 465,992,787.04		$ 40,541.38
	Total Fees Previously Paid								$ 0.00
	Total Fee Offsets								$ 0.00
	Net Fee Due								$ 40,541.38
Offering Note

1
Consists of an aggregate of up to 306,574,202 shares of the Registrant’s common stock, par value $0.0001 per share (the "Common Stock”) issuable upon the conversion of an aggregate of 306,574.202 shares of the Registrant’s Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of Common Stock being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares of Common Stock being registered hereunder as a result of stock splits, stock dividends or similar transactions. Pursuant to Rule 457(c) under the Securities Act, calculated on the basis of the average of the high and low prices per share of Common Stock reported on The Nasdaq Stock Market on October 06, 2026.

Table 2: Fee Offset Claims and Sources	☑ Not Applicable

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b) and 0-11(a)(2)
Fees Offset Claims
Fees Offset Sources
Rule 457(p)
Fees Offset Claims
Fees Offset Sources

Table 3: Combined Prospectuses	☑ Not Applicable

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date